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                                                                     EXHIBIT 4.7

                          STOCKHOLDER RIGHTS AGREEMENT

         STOCKHOLDER RIGHTS AGREEMENT (this "Agreement"), dated as of June 12, 2002 (this "Agreement"), among DEL MONTE FOODS COMPANY, a Delaware corporation ("Del Monte"), TPG PARTNERS, L.P. (together with its successors, the "Principal Stockholder") and TPG PARALLEL I, L.P. ("Parallel" and, together with its successors and the Principal Stockholder, the "Stockholders").



                                   WITNESSETH

         WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 12, 2002, by and among H. J. Heinz Company, a Pennsylvania corporation, ("Heinz"), SKF Foods Inc., a Delaware corporation ("Spinco"), Del Monte and Del Monte Corporation, a New York corporation and a wholly-owned direct subsidiary of Del Monte ("Merger Sub"), Merger Sub merged with and into Spinco, with Spinco surviving the merger as a subsidiary of Del Monte; and

         WHEREAS, Del Monte and the Stockholders are entering into this Agreement to establish certain arrangements with respect to the shares of Del Monte Common Stock issued by Del Monte to the Stockholders pursuant to the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. Definitions. Unless otherwise defined herein:

         "Company Offering" has the meaning set forth in Section 2(e)(i) hereof.

         "Covered Document" shall mean this Agreement, any registration statement filed by Del Monte concerning the sale of its securities to the public (including the prospectus included therein, all amendments and supplements thereto including post-effective amendments and all exhibits and all material incorporated by reference therein), and each period report or proxy statement filed by Del Monte with the Commission under the Exchange Act.

         "Company Securities" has the meaning set forth in Section 3(b) hereof.

         "Del Monte Common Stock" shall mean the capital stock, par value $0.01 per share, of Del Monte.

         "Demand Party" shall mean (a) the Principal Stockholder, (b) Parallel or (c) any other Holder or Holders; provided, that to be a Demand Party under this clause (c), a Holder or Holders must either individually or in the aggregate with all other Holders with whom it is acting together to demand registration own shares of Del Monte Common Stock representing, collectively, at least 5% of the outstanding shares of Del Monte Common Stock at the time of such request.
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         "Effective Date" has the meaning set forth in Section 2(a) hereof.

         "Effective Time" has the meaning set forth in the Merger Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Governmental Authority" shall mean any foreign, federal, provincial, state or local government court, administrative or regulatory agency, board, bureau or commission or other governmental department, authority or instrumentality.

         "Group" has the meaning specified in Rule 13d-5 under the Exchange Act.

         "Holder" shall mean any party hereto (other than Del Monte) and their permitted successors and assigns, and any holder of Registrable Securities who agrees in writing to be bound by the provisions of this Agreement.

         "Indemnified Del Monte Parties" has the meaning set forth in Section 5(b) hereof.

         "Indemnified Parties" has the meaning set forth in Section 5(a) hereof.

         "indemnified party" has the meaning set forth in Section 5(c) hereof.

         "indemnifying party" has the meaning set forth in Section 5(c) hereof.

         "Other Holder" has the meaning set forth in Section 3(b) hereof.

         "Other Registrable Securities" has the meaning set forth in Section 3(b) hereof.

         "Person" shall mean a natural person, corporation, limited liability company, partnership, limited partnership or other entity, including a Governmental Authority.

         "Proceeding" has the meaning set forth in Section 5(c) hereof.

         "Registrable Securities" shall mean the 24,341,385 shares of Del Monte Common Stock held by the Stockholders as of the date of this Agreement and any Del Monte Common Stock or other securities which have been or may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) based on an opinion of counsel or a no-action letter of the SEC, in either case reasonably acceptable to Del Monte, all such securities are immediately eligible for sale pursuant to Rule 144 (or any successor provision) under the Securities Act, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (iv) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by Del Monte,
(v) such securities shall have ceased to be outstanding or (vi) such securities have been sold or otherwise transferred to any Person who is not a Holder.
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         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including (i) all SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 4(a)(viii), (v) the fees and disbursements of counsel for Del Monte and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance and (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities; provided, that Registration Expenses shall exclude all underwriting discounts and commissions, selling or placement agent or broker fees and commissions and transfer taxes, if any.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "SEC" shall mean the Securities and Exchange Commission, or any successor governmental body or agency.

         "TPG Advisory Agreement" shall mean the Transaction Advisory Agreement, dated as of April 18, 1997, between Merger Sub and the Principal Stockholder, as amended by the Letter Agreement, dated as of June 12, 2002, between Merger Sub and the Principal Stockholder.

         "TPG Management Agreement" shall mean the Management Advisory Agreement, dated as of April 18, 1997, between Merger Sub and the Principal Stockholder.

         "TPG Registration Agreement" shall mean the Registration Rights Agreement, dated as of July 7, 1998, among Del Monte, the Principal Stockholder and Parallel.

         "TPG Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of April 18, 1997, among Del Monte, the Principal Stockholder, Parallel, BankAmerica Investment Corporation, MIG Partners III, BT Investment Partners, Inc., West Capital, 399 Venture Partners, Inc. and TCW Capital Investment Corporation.

         "Transaction Delay Notice" has the meaning set forth in Section 2(e)(i) hereof.

         2. Registration on Request.

         (a) Request by Holders. At any time after the date that is 60 days following the date on which the Effective Time occurs (the "Effective Date"), upon the written request of any Demand Party requesting that Del Monte effect the registration under the Securities Act of all or part of such Demand Party's Registrable Securities and specifying the amount and intended method of disposition thereof, Del Monte thereupon will use its commercially reasonable efforts to effect the registration under the Securities Act of such Registrable Securities to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, that Del Monte shall not be obligated to effect any registration of Registrable Securities under this Section 2(a) unless such Demand
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Party requests that Del Monte register Registrable Securities representing at least 1% of the outstanding Del Monte Common Stock; provided, further, that Del Monte shall not be obligated to effect any registration of Registrable Securities under this Section 2(a) within a period of 180 days after the effective date of any other registration statement relating to (A) any registration request under this Section 2(a) or (B) any registration effected under Section 3 hereof. In no event shall Del Monte be required to effect more than two (2) requested registrations pursuant to this Section 2, it being understood that one of such two (2) requested registrations may be a request for a shelf registration under Rule 415 promulgated under the Securities Act.

         (b) Effective Registration Statement. A registration requested pursuant to this Section 2 will not be deemed to have been effected unless it has become effective; provided, that if, within 60 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

         (c) Selection of Underwriters. If a requested registration pursuant to this Section 2 involves an underwritten offering, Del Monte shall select the investment banker or bankers and managers to administer the offering; provided that such selection shall be subject to the consent of the Demand Party, which consent shall not be unreasonably withheld.

         (d) Priority in Requested Registrations. If a registration pursuant to this Section 2 involves an underwritten offering by Del Monte and the managing underwriter with respect to such underwritten offering advises Del Monte that, in its opinion, the number of securities requested to be included in such registration (including securities of Del Monte or other Persons which are not Registrable Securities) exceeds the largest number of securities which can be sold in such offering without a reasonable likelihood of adversely affecting the price, timing or distribution of the securities being offered, then Del Monte will include in such registration (i) first, the maximum number of Registrable Securities requested to be included in such registration by the Holders which, in the underwriter's opinion, can be sold, pro rata based on the number of Registrable Securities requested to be included by such Holders, until all of such Registrable Securities have been registered, (ii) second, the number of securities requested to be included in such registration by the holders of securities of Del Monte pursuant to Section 3 hereof or pursuant to any incidental or piggyback registration rights included in another agreement which, in the underwriter's opinion, can be sold, pro rata based on the number of securities requested to be included by such holders and (iii) third, the maximum number of securities requested to be included in such registration by Del Monte which, in the underwriter's opinion, can be sold without having such an adverse effect.

         (e) Company's Ability to Postpone.

                  (i) If, upon receipt of a registration request pursuant to
         Section 2(a), Del Monte is advised by a nationally recognized investment banking firm selected by Del Monte that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities of Del Monte by Del Monte or its subsidiaries (other than in connection with employee benefit and similar plans) or by or on behalf of any stockholder of Del Monte exercising a demand registration right
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         (collectively, a "Company Offering") with respect to which Del Monte has commenced preparations for a registration or received notice of the exercise of such demand registration right prior to the receipt of a registration request pursuant to Section 3(a), and Del Monte furnishes the Principal Stockholder with a certificate signed by the chief executive officer or chief financial officer of Del Monte to such effect (the "Transaction Delay Notice") promptly after such request, Del Monte shall not be required to effect a registration pursuant to
         Section 2(a) until the earliest of (A) thirty (30) days after the completion of such Company Offering, (B) promptly after the abandonment of such Company Offering or (C) sixty (60) days after the date of the Transaction Delay Notice; provided, however, that in any event Del Monte shall not be required to effect any registration prior to the termination, waiver or reduction of any "blackout period" required by the underwriters to be applicable to the Holders or Del Monte, if any, in connection with any Company Offering.

                  (ii) With respect to any registration statement to be filed in connection with a registration request pursuant to Section 2(a), (i) if Del Monte determines in the good faith judgment of the Board of Directors that such registration would cause Del Monte to disclose material non-public information which disclosure would be materially detrimental to Del Monte or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving Del Monte or any of its subsidiaries and the Board of Directors concludes, as a result of such potential disclosure or interference, that it is in the best interests of Del Monte to defer the filing of such registration statement at such time and (ii) Del Monte shall furnish to the Principal Stockholder a Transaction Delay Notice stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to Del Monte for such registration statement to be filed in the near future and that it is, therefore, in the best interests of Del Monte to defer the filing of such registration statement, then Del Monte shall have the right to defer such filing; provided, that such deferral, together with any other postponement, deferral or suspension of its obligations under
         Section 2(e), shall not be effected more than twice in any twelve-month period or for a period of more than ninety (90) days, in the aggregate, for all such postponements, deferrals or suspensions over such twelve-month period.

                  (iii) In connection with a registration request pursuant to
         Section 2(a), Del Monte may postpone for up to a total of 45 days the filing or the effectiveness of a registration statement if Del Monte determines in the good faith judgment of the Board of Directors that such registration request would have a material adverse effect on any proposal or plan by Del Monte or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any material financing, merger, consolidation, tender offer or other significant transaction. Any such determination shall be evidenced by a resolution of the Board of Directors of Del Monte and delivered at such time to the Principal Stockholder. Any postponement by Del Monte pursuant to this Section 2(e)(iii), together with any other postponement, deferral or suspension of its obligations under
         Section 2(e), shall not be effected more than twice in any twelve-month period or for a period of more than ninety (90) days, in the aggregate, for all such postponements, deferrals or suspensions over such twelve-month period.
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                  (iv) At any time when a registration statement effected
         pursuant to Section 2(a) hereunder relating to Registrable Securities is effective and a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (a)(ii) of Section 4 hereunder, that Del Monte becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent that the amendment or supplement to such prospectus necessary to correct such untrue statement of a material fact or omission to state a material fact would require disclosure of material information which Del Monte has a bona fide business purpose for preserving as confidential and Del Monte provides the Holders written notice thereof promptly after Del Monte makes such determination, the Holders shall suspend sales of Registrable Securities pursuant to such registration statement and Del Monte shall not be required to comply with its obligations under Section 4(a)(vi) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 60 days after the Holders' receipt of such written notice.

         3. Incidental Registrations.

         (a) Right to Include Registrable Securities. Each time Del Monte proposes to register the Del Monte Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders of Registrable Securities of its intention to do so and of the Holders' rights under this Section 3. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), Del Monte will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Del Monte has been so requested to register by the Holders thereof; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Del Monte shall determine for any reason not to proceed with the proposed registration,
Del Monte may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) if such registration involves an underwritten offering by Del Monte (underwritten, at least in part, by Persons who are not affiliates of Del Monte or any Holder), all Holders requesting to be included in Del Monte's registration must sell their Registrable Securities to such underwriters who shall have been selected by Del Monte on the same terms and conditions as apply to Del Monte, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. If a proposed registration pursuant to this
Section 3(a) involves such an underwritten public offering, any Holder making a request to be included in such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration.
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         (b) Priority in Incidental Registrations. If a registration pursuant to this Section 3 involves an underwritten offering by Del Monte (as described in Section 3(a)(ii)) and the managing underwriter with respect to such offering advises Del Monte that, in its opinion, the number of securities requested to be included in such registration exceeds the largest number of securities which can be sold in such offering without a reasonable likelihood of adversely affecting the price, timing or distribution of the securities being offered, then Del
Monte will include in such registration (i) first, all the securities Del Monte initially proposes to sell for its own account if Del Monte initiates such registration or for the account of any stockholder pursuant to any contractual requirement to register securities (unless such stockholder is exercising incidental registration rights subject to a proration provision similar to the provisions set forth in this Section 3(b) or demand registration rights subject to a proration provision similar to the provisions applicable to a Demand Party as set forth in Section 2(d) hereof, in which case the provisions of the following clause (ii) shall apply to the securities of such stockholder), (ii) second, to the extent that the number of securities referred to in clause (i) is less than the number of securities which Del Monte has been advised can be sold in such offering without having the adverse effect referred to above, all Registrable Securities requested to be included in such registration by the Holders pursuant to Section 3(a), all securities of the class then being registered ("Other Registrable Securities") requested to be included by any holder (each, an "Other Holder") of Other Registrable Securities pursuant to any similar registration rights agreement and, if Del Monte does not initiate the registration, securities of the class then being registered which Del Monte proposes to sell for its own account ("Company Securities"), provided, that if the number of Registrable Securities, Other Registrable Securities and Company Securities so requested to be included in such registration, together with the number of securities to be included in such registration pursuant to clause (i) of this Section, exceeds the number which Del Monte has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities, Other Registrable Securities and Company Securities requested to be included in such registration by the Holders pursuant to Section 3(a), the Other Holders pursuant to any similar registration rights agreement and Del Monte shall be limited to such extent and shall be allocated pro rata among (A) all Holders requesting such registration pursuant to Section 3(a), (B) all Other Holders requesting such registration pursuant to any similar registration rights agreement and (C) Del Monte, on the basis of the relative number of securities requested to be included in such registration.

         (c) Other Agreements. Each Holder agrees that they will execute such other agreements as Del Monte may reasonably request to further accomplish the purposes of this Section 3.

         4. Registration Procedures

         (a) Obligations With Respect to Registration. If and whenever Del Monte is required to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Del Monte shall, as expeditiously as possible:

                  (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective; provided, that Del Monte may discontinue any registration of its securities which is being effected pursuant to Section 3 at any time prior to the effective date of the registration statement relating thereto;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 180 days or such lesser period of time as Del Monte or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders set forth in such registration statement; provided, however, that in the case of any registration of Registrable Securities which are intended to be offered on a continuous or delayed basis, such 180 day period shall be extended until all such Registrable Securities are sold or become saleable pursuant to Rule 144(k) under the Securities Act, provided, that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; provided, further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by
         Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement; and provided, further, that before filing a registration statement or any prospectus naming the Holders, or any amendments or supplements thereto, Del Monte will furnish to counsel for the Principal Stockholder copies of all documents proposed to be filed;

                  (iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                  (iv) use its reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Principal Stockholder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the sellers of Registrable Securities pursuant to such registration statement to consummate the disposition in such jurisdictions of the Registrable Securities owned by such sellers, except that Del Monte shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4(a)(iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (v) use its reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (vi) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4(a)(ii), upon becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (vii) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (viii) use its reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Del Monte Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

                  (ix) in the case of an underwritten offering, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as (x) the Principal Stockholder or
         (y) the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and, to the extent reasonably requested by the managing underwriters of any underwritten offering, send appropriate officers of Del Monte to attend "road shows" scheduled in connection with any such registration, except to the extent such activity would materially interfere with the conduct of Del Monte's business;

                  (x) in the case of an underwritten offering, use its commercially reasonable efforts to obtain a "cold comfort" letter or letters from Del Monte's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Principal Stockholder shall reasonably request; and

                  (xi) in the case of an underwritten offering, make available for inspection by representatives of the Principal Stockholder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Principal Stockholder or any such underwriter, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, corporate documents and properties of Del Monte, and cause all of Del Monte's officers and accountants to supply all information reasonably requested by the Principal Stockholder or any such underwriter, attorney, accountant or agent in connection with such registration statement as shall be necessary, in the opinion of their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that (i) the Principal Stockholder and the underwriters and their respective counsel, accountants and other agents shall have entered into a confidentiality agreement reasonably acceptable to Del Monte and (ii) the Principal Stockholder and the underwriters and their respective counsel, accountants and other agents shall use their reasonable best efforts to minimize the disruption to Del Monte's business and coordinate any such investigation of the books, records and properties of Del Monte and any discussions with Del Monte's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time; and provided, further that any information that is delivered to the Principal Stockholder or the underwriters or their respective counsel, accountants and other agents shall be kept confidential by the Principal Stockholder or any such underwriter, attorney, accountant or agent unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to any such inspecting party, is necessary to avoid or correct a misstatement or omission of a material fact in the registration statement, prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such inspecting party; without limiting the foregoing, no such information shall be used by any such inspecting party as the basis for any market transactions in securities of Del Monte or its subsidiaries in violation of law.

         Del Monte may require each seller of Registrable Securities as to which any registration is being effected to furnish Del Monte with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Del Monte may from time to time reasonably request in writing.

         Each seller of Registrable Securities agrees that, upon receipt of any notice from Del Monte of the happening of any event of the kind described in
Section 4(a)(vi), such seller will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(vi) and, if so directed by Del Monte, such seller will deliver to Del Monte (at Del Monte's expense) all copies, other than permanent file copies then in such seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Del Monte shall give any such notice, the period mentioned in Section 4(a)(ii) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 4(a)(vi) and through the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 4(a)(vi).

         (b) Expenses. Del Monte will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to Section 2 or Section 3 hereof, and the Holders on whose behalf Registrable Securities are being sold shall pay all underwriting discounts and commissions, selling or placement agent or broker fees and commissions and transfer taxes, if any, relating to the sale or disposition of such Holders' Registrable Securities pursuant to a registration statement effected pursuant to Section 2 or Section 3 hereof.

         5. Indemnification.

         (a) Indemnification by Del Monte. In the event of any registration of any securities of Del Monte under the Securities Act pursuant to Sections 2 or 3, Del Monte hereby indemnifies and agrees to hold harmless, to the full extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including, without limitation, reasonable attorneys' fees and disbursements) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, any form of prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein, except to the extent that the same arise out of or are based upon information furnished to Del Monte by such Indemnified Party or the related Holder for use therein, or necessary to make the statements therein not misleading (or, in the case of any preliminary, final or summary prospectus, form of prospectus or amendment or supplement thereto, necessary to make the statements made, in the light of the circumstances under which they were made, not misleading); provided, that Del Monte shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with information with respect to such Indemnified Party furnished to Del Monte by such Indemnified Party for use in the preparation thereof; provided, further, that Del Monte shall not be liable to any Indemnified Party to the extent that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) such Indemnified Party or the related Holder failed to send or deliver (if it had a duty to do so) a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Indemnified Party or the related Holder to the Person asserting the claim from which such losses, claims, damages or liabilities arise, (y) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission and (z) Del Monte has complied with its obligations under Section 4(a)(vi). For purposes of the last proviso to the immediately preceding sentence, the term "prospectus" shall not be deemed to include the documents incorporated by reference therein.

         (b) Indemnification by the Holders. In the event of any registration of any securities of Del Monte in which a Holder is participating, such Holder hereby indemnifies and agrees to hold harmless, to the full extent permitted by law, Del Monte and its affiliates, directors, officers, agents and employees, each Person who controls Del Monte (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the affiliates, directors, officers, agents or employees of such controlling persons (collectively, the "Indemnified Del Monte Parties"), from and against all losses, claims, damages or liabilities and expenses to which such Indemnified Del Monte Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Del Monte Party is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary, final or summary prospectus contained therein, any form of prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary, final or summary prospectus, any form of prospectus or amendment or supplement thereto, necessary to make the statements made, in the light of the circumstances under which they were made, not misleading), to the extent, but only to the extent, that such untrue statement or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information furnished by such Holder to Del Monte for use in such registration statement, preliminary, final or summary prospectus, form of prospectus or any amendment or supplement thereto; provided, however, that such Holder shall not be liable in any such case to the extent that the Holder has furnished to Del Monte in writing within a reasonable period of time prior to the filing of any such registration statement, preliminary, final or summary prospectus, form of prospectus or amendment or supplement thereto information expressly for use in such registration statement, preliminary, final or summary prospectus, form of prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to Del Monte, and Del Monte failed to include such information therein; provided further, however, that the obligation to indemnify shall be several, and not joint and several, among such Holders.

         (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been materially prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying parties agree to pay such fees and expenses; (2) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any such Proceeding and any substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (which consent shall not be unreasonably withheld or delayed). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

         (d) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 5 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party in connection with the actions which resulted in the indemnified losses, the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds received by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances. The amount paid or payable by a party under this Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (e) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

         (f) Rule 144. Del Monte covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Del Monte is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 5, Del Monte may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

         6. Restrictions on Transfer. Neither of the Stockholders shall, directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of (i) any Del Monte Common Stock during the period from the Effective Date until the date which is 60 days after the Effective Date or (ii) during the period beginning on the date which is 60 days after the Effective Date and ending on the date which is 120 days after the Effective Date, a number of shares of Del Monte Common Stock which is greater than 50% of the total number of shares of Del Monte Common Stock which such Stockholder holds as of the Effective Date (which number shall be adjusted from time to time to take account of any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination).

         7. Termination of Agreements. Each party hereto hereby agrees that each of the TPG Advisory Agreement, the TPG Management Agreement, the TPG Stockholders' Agreement and the TPG Registration Agreement, and any other agreement between Del Monte or any of its subsidiaries, on the one hand, and either of the Stockholders or any of their respective affiliates (other than Del Monte and its subsidiaries), on the other hand, is terminated as of Effective Date, except for this Agreement.

         8. Effective Date. The parties hereto hereby agree that this Agreement shall become effective at the Effective Time.

         9. Miscellaneous.

         (a) Holdback Agreement. If any registration of Registrable Securities shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of Del Monte, or of any security convertible into or exchangeable or exercisable for any equity security of Del Monte (in each case, other than as part of such underwritten public offering), during the seven days prior to, and during the 90-day period (or such lesser period as the managing underwriters may permit) beginning on, the effective date of such registration, and Del Monte hereby also so agrees.

         (b) Amendments. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective against any party to this Agreement unless it shall be in writing and signed and delivered by or on behalf of Del Monte and such party. Each Holder of any shares of Registrable Securities agrees to be bound by any consent given by the Stockholders in this Section 9(b).

         (c) Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto, whether by operation of law or otherwise, without the prior written consent of the other parties; provided, that each Holder may assign any of its rights and obligations hereunder to any of its respective affiliates that is directly or indirectly controlled by it or to any of its fund investors to whom it distributes the Registrable Securities. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than Del Monte shall also be for the benefit of and enforceable by any subsequent Holder of any shares of Registrable Securities, subject to the provisions contained herein.

         (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following business day or if delivered by hand the following business day), (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below:

                  If to Del Monte Foods Company:

                           One Market @ The Landmark
                           San Francisco, California 94105
                           Attention: Secretary
                           Facsimile: (415) 247-3263
                  with a copy to:

                           Gibson Dunn & Crutcher L.L.P.
                           One Montgomery Street
                           San Francisco, California 94105
                           Attention:  Stephanie Tsacoumis
                           Facsimile: (415) 986-5309

                  If to either of the Stockholders:

                           301 Commerce Street, Suite 3300
                           Forth Worth, Texas 76102
                           Attention: Rick Ekleberry
                           Facsimile: (817) 871-4001

                  with a copy to:

                           Kelly, Hart & Hallman, P.C.
                           201 Main Street, Suite 2500
                           Fort Worth, Texas 76102
                           Attention: Keith D. Kohlhepp, Esq.
                           Facsimile: (817) 878-9772

         (e) Interpretation. The article and section headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days or months shall be deemed references to calendar days or months and (b) any reference to a "Section," "Article," "Exhibit" or "Letter" shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule to this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

         (f) Severability. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one agreement binding on each of the parties hereto, notwithstanding that not all parties are signatories to the original or the same counterpart. This Agreement may be executed by facsimile signatures of the parties hereto.

         (h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

         (i) Specific Performance; Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court. Except for the foregoing remedy of specific performance, the parties agree that they shall have no rights or claims against one another for breaches of this Agreement except in the case of fraud or any willful and material breach by a party of any covenant or other agreement included in this Agreement.

         (j) Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         (k) No Third-Party Rights. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         (l) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior and contemporaneous agreements and understandings (including any term sheets), both written and oral, between the parties with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.


                               DEL MONTE FOODS COMPANY

                               By:    /s/ Thomas E. Gibbons
                                      ------------------------------------------
                                      Name:  Thomas E. Gibbons
                                      Title: Senior Vice President and Treasurer

                               TPG PARTNERS, L.P.

                               By:    TPG Genpar, L.P., as general partner
                                      By: TPG Advisors, Inc., as general
                                      partner

                               By:    /s/ Rick Ekleberry
                                      ------------------------------------------
                                      Name:  Rick Ekleberry
                                      Title: Vice President

                               TPG PARALLEL I, L.P.

                               By:    TPG Genpar, L.P., as general partner
                                      By: TPG Advisors, Inc., as general
                                      partner

                               By:    /s/ Rick Ekleberry
                                      ------------------------------------------
                                      Name:  Rick Ekleberry
                                      Title: Vice President